EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 4, 2007, with respect to the financial statements of sentitO Networks, Inc. as of and for the year ended December 31, 2006 incorporated by reference in this Registration Statement on Form S-8 of Verso Technologies, Inc.

/s/ Tauber & Balser, P.C.

Atlanta, Georgia
April 15, 2008